                                                                    EXHIBIT 10.7

                           EDA SUBORDINATION AGREEMENT

         THIS EDA SUBORDINATION AGREEMENT ("Agreement") made and entered into this ______ day of ________________________, 2003, by and between the New Hope
Economic Development Authority, New Hope, Minnesota, a public body corporate and politic of the State of Minnesota (the "Agency"), and The Business Bank, a Minnesota corporation ("Mortgagee").

                                    RECITALS

         A. The Agency and New Hope, LLC, a Minnesota limited liability company, have heretofore entered into a certain Contract for Private Redevelopment dated November 12, 2002, (the "Contract") the interest of New Hope, LLC thereunder having been assigned to and assumed by Navarre Corporation, a Minnesota corporation ("Company") pursuant to an Assignment and Assumption of Contract for Private Redevelopment dated September 15, 2003, relating to the development of certain real property situated in the County of Hennepin, State of Minnesota, pursuant to which the Agency has agreed to provide assistance in the redevelopment of the Redevelopment Property (as defined below) the financing of certain costs of the redevelopment project with tax increment revenues derived from a tax increment financing district established with the redevelopment project.

         B. As defined in the Contract, the "Redevelopment Property" is legally described in Exhibit A attached hereto, (said property is also referred to as the "Premises").

         C. In order to provide funds for the construction and installation of certain improvements thereon (collectively the "Project"), the Mortgagee has agreed to make a loan to the Company pursuant to that certain Promissory Note dated October ____, 2003 in the amount of Four Million Five Hundred Fifty Thousand and 00/100 Dollars ($4,550,000.00) and payable to the order of the Mortgagee ("Note") and will loan the proceeds of said Note pursuant to a Construction Loan Agreement dated October ____, 2003 (the "Loan Agreement").

         D. To secure its obligations under the Note, the Company is executing and delivering to the Mortgagee a Mortgage and Security Agreement and Fixture Financing Statement ("Mortgage"); with an Assignment of Rents and Leases each dated October ____, 2003.

         E. The Note, the Mortgage, the Loan Agreement and the Assignment of Rents and Leases are hereinafter collectively referred to as the "Loan Documents".

         F. The Company's development of the Premises is subject to the covenants, conditions, restrictions, and provisions of the Contract, certain provisions of which are or may be in conflict with the provisions of the Loan Documents and this Agreement is being entered into for the purpose of resolving such conflicts.

         NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

1. The Agency certifies that as of the date of this Agreement no default exists under the terms of the Contract.

2. Subject to the provisions of Paragraphs 7 and 8 herein, the Agency hereby subordinates in all respects to the Loan Documents, and the interest of the Mortgagee, thereunder, and to the liens thereof, any and all right, title or interest the Agency has, may have or may hereafter acquire in the Premises, the Project or any insurance proceeds or condemnation awards with respect thereto, and including without limitation any rights of reversion, reentry or forfeiture of the Premises available to the Agency, which are in all respects subordinate to the Loan Documents and the liens created thereby notwithstanding the order of recording, date of execution and delivery, order of performance or any other priority requirements which may otherwise exist.

3. The Agency acknowledges receipt of copies of the Loan Documents and further acknowledges that this Subordination Agreement, the Loan Documents and the loan evidenced thereby are each hereby authorized and approved under the terms of the Contract.

4. The Agency hereby agrees that all rights of the Agency to approve or disapprove changes to the Construction Plans for the Project or any amendments thereto are set forth in the Contract.

5. If a default or Event of Default occurs under the Loan Documents, the Mortgagee will give the Agency written notice thereof, and the Agency shall have the right but not the obligation to cure said default or Event of Default provided said cure is performed or effected by the Agency within thirty (30) days following said notice. The Mortgagee will accept any such performance or cure by the Agency. Nothing contained in this paragraph shall be deemed to prevent the Mortgagee from commencing foreclosure proceedings or pursuing any other remedy it may have under the Loan Documents, or otherwise, prior to the expiration of such period so long as a foreclosure sale is not held during such period.

6. If, following the occurrence of any default or Event of Default under the Loan Documents, and upon the failure on the part of the Agency to exercise its rights described in Paragraph 5 above to cure said default or Event of Default, the Mortgagee forecloses by action or advertisement or accepts a Deed in Lieu of Foreclosure to the Premises or the Project from the Company, the Agency agrees that upon recording of such Sheriff's Certificate or Deed in Lieu of Foreclosure, all right, title and interest of the Agency in or to the Premises and the Project under the Contract or the Agency Deed, including, but not limited to, the Agency's rights to reversion of title and reentry as provided therein, shall automatically terminate and be null and void and of no further force or effect, and, at the Mortgagee's request, the Agency will deliver, within ten (10) working days, to the Mortgagee a Quit Claim Deed covering the Premises and the Project. This Paragraph 6 is subject to the provisions of Paragraphs 7 and 8 herein.

7. In the event that, after receipt of a notice of default by the Company under the Contract, the Mortgagee (or any successor in interest to the Mortgagee) elects within a reasonable time to exercise any rights under the Contract to cure or remedy any breach or default by the Company under the Contract, with respect to construction of the Minimum Improvements (as defined in the Contract), then such exercise of rights or cure or remedy shall be in accordance with the terms of the Contract. Nothing herein shall be construed to create any obligation of the Mortgagee to perform under the contract or to cure or remedy any default of the Company under the Contract.

8. In the event that the Mortgagee exercises its right under Paragraph 7 to cure or remedy defaults and is diligently proceeding to do so, the Agency will not exercise its right to re-enter and take title to and possession of the Premises; provided, however that in the event that the Minimum Improvements or other improvements reasonably satisfactory to the Agency are not completed within one year from the date the Mortgagee acquires title to the Project and Premises, the Agency shall, notwithstanding a foreclosure of the Mortgage, have the rights set forth in the Contract and the Agency Deed to re-enter and take title to and possession of the Premises pursuant to the Contract and the Agency Deed, by paying to the Mortgagee the principal amount and accrued interest on the Note as if they were outstanding plus costs and expenses of the Loan Agreement and amounts due under Mortgage as if they were outstanding. The provisions of this Paragraph 8 relating to the right to re-enter shall become null and void and of no further effect upon delivery by the Agency to the Company or the Mortgagee of the Certificate of Completion (as defined in the Contract) or upon filing by the Agency of a similar certificate if improvements other than the Minimum Improvements are constructed. Nothing contained in this Paragraph 8 shall be construed to release the Company from its obligation to construct the Minimum Improvements as required by the Contract.

9. The Agency agrees that under any circumstances wherein the Premises may revest in the Agency such revesting shall be expressly subject and subordinate to the provisions of the Loan Documents and the lien of Mortgage.

10.      The Agency represents to the Mortgagee as follows:

         a. The making, delivery and performance of this Agreement have been duly authorized by all necessary action and this Agreement, when executed, shall be the legal, valid and binding obligations of the Agency, enforceable in accordance with its terms;

         b. The Project is permitted by, and if completed in accordance with the Construction Plans submitted to and approved by the Agency under the Contract, will be consistent with the Redevelopment Plan (as defined in the Contract) and will, to the knowledge of the Agency, comply with all applicable zoning ordinances;

         c. To the knowledge of the Agency, the Redevelopment Plan (as defined in the Contract) complies with all applicable environmental laws and regulations; and

         d. The making, delivery and performance of the Contract have been duly authorized by the Agency and is the legal, valid and binding obligation of the Agency.

11. Notwithstanding anything to the contrary contained herein, the terms and provisions of the exceptions to subordination set forth in Section 10.10(c) of the Contract, and the rights of the Agency thereunder, shall be and remain prior and superior to the Loan Documents and shall survive a foreclosure of the Mortgage, and the Mortgagee, or any other person or entity which acquires title to the Premises as a result of a foreclosure sale or Deed in Lieu of Foreclosure shall take title to the Premises subject to the terms and provisions thereof.

12. The Agency and the Mortgagee acknowledge that the Mortgagee is not a party to the Contract, and that this Subordination Agreement contains the entire agreement between the Agency and the Mortgagee with respect to each other under the Contract, and that this Agreement may be amended only in writing signed by both parties hereto.

13. The rights given to the Mortgagee under this Agreement are in addition to the rights of the Mortgagee under the Loan Documents and the documents related thereto. In the event of any inconsistency between the terms of this Agreement and the terms of the Loan Documents or the Contract, the terms of this Agreement shall control to the benefit of each of the parties thereto and their respective successors and assigns.

14. Any notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified or registered mail, postage prepaid, when the proper addresses indicated below. Unless otherwise designated by the respective parties, all notices, certificates and communications to each of them shall be sent to the addresses designated below:

               Agency:              The New Hope Development Authority
                                    4401 Xylon Avenue North
                                    New Hope, Minnesota 55428

               Mortgagee:           The Business Bank
                                    Attention: Peter Reichardt
                                    11100 Wayzata Boulevard, Suite 150
                                    Minnetonka, Minnesota 55305

15. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns including any subsequent holder of the Mortgage.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                   THE NEW HOPE ECONOMIC DEVELOPMENT AUTHORITY

                                                By _____________________________
                                                Its President

                                                By _____________________________
                                                Its Executive Director

                                                THE BUSINESS BANK

                                                By _____________________________
                                                Its Senior Vice President

STATE OF MINNESOTA    )
                      )ss.
COUNTY OF             )

         The foregoing instrument was acknowledged before me this ____ day of October, 2003, by __________________________ and __________________________, the
President and the Executive Director of the New Hope Economic Development Authority, a public body corporate and politic of the State of Minnesota, on behalf of the body corporate and politic.

                                             ___________________________________
                                             Notary Public

STATE OF MINNESOTA    )
                      ) ss.
COUNTY OF ___________ )

         The foregoing instrument was acknowledged before me this ____ day of October, 2003, by ___________________________, the Senior Vice President of The Business Bank, a Minnesota corporation, on behalf of the corporation.

                                             ___________________________________
                                             Notary Public

THIS DOCUMENT WAS DRAFTED BY:

BEST & FLANAGAN LLP
225 South Sixth Street, Suite 4000
Minneapolis, MN 55402-4331
Phone: (612) 339-7121

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                      -7-